Exhibit 10C
     Compensatory Arrangements of Executive Officers and Directors for 2005.

Messrs. Featherman and Quinn are employed by the Corporation and the Bank pursuant to employment agreements included as exhibits to this Annual Report on Form 10-K. Each of our other executive officers is employed on an at will basis. The compensation to be paid in 2005 to the Corporation's CEO, President and Executive Vice Presidents and other named executive officers (as that term is used in the Corporation's proxy statement for the 2005 Annual Meeting of Shareholders) will be based upon the annual salaries as set forth in the chart below.


       Executive Officer               New Salary
       -----------------               ----------

    John A. Featherman, III             $330,000

         Kevin C. Quinn                 $247,500

        J. Duncan Smith                 $168,000

         Linda M. Hicks                 $130,000

        Michelle Venema                 $130,000

       Anthony J. Poluch                $120,000

       Peter J. D'Angelo                $139,256

        David W. Glarner                $134,559


Messrs. Featherman and Quinn receive benefits as described in their respective Employment Agreements. Each of the other listed officers receives the Bank's standard benefits package, may be awarded a bonus at the discretion of the Board of Directors of the Corporation, and is paid a car allowance.

In 2005, Directors who are not also officers of the Corporation or Bank (each a "non-employee director") will receive a fee of $500 for each Corporation or Bank board meeting attended and $300 for each committee meeting attended. Each non-employee director will also receive a $1,500 quarterly retainer. Additionally, a quarterly fee of $250 will be paid to Mr. Waldron for serving as the Secretary of the Board, and a quarterly fee of $750 will be paid to Mr. Clarke for serving as the Chairman of the Audit Committee. Each non-employee director also received a bonus of $1,500 during the first quarter of 2005.